Exhibit 5.1
                           WINTHROP & WEINSTINE, P.A.
                            3000 Dain Bosworth Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 347-0700

                                  July 1, 1996



SurVivaLink Corporation
5420 Feltl Road
Minneapolis, Minnesota 55343

Re:      Registration Statement on Form S-1
         3,450,000 Shares of Common Stock

Gentlemen:

         We have acted as legal counsel for SurVivaLink Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-04457) (the "Registration Statement") and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of 3,450,000 shares of common stock, par value $.01 per share, including 450,000 shares issuable upon the exercise of the Underwriters' option to purchase additional shares to cover over-allotments, if any (the "Shares").

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By - /s/ Eric O. Madson
         Eric O. Madson